CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Post-Effective Amendment No. 28 to the Registration Statement on Form N-4 (No. 333-45592) (the “Registration Statement”) of our report dated February 25, 2022 relating to the financial statements of American Family Life Insurance Company and consent to the use in the Registration Statement of our report dated April 20, 2022 relating to the financial statements of each of the subaccounts of American Family Variable Account II indicated in our reports. We also consent to the references to us under the headings “Experts” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
April 20, 2022